Exhibit 99.1

EZJR, Inc. Announces 2015 Second Quarter Results

Growth in Revenue and Operating Profits

Las Vegas, NV – August 17, 2015 – EZJR, Inc. (OTCQB: EZJR), a leading eCommerce Service Provider today reported results for its second quarter ended June 30, 2015. Highlights for the quarter include:

•         Consolidated second quarter revenue of $3.53 million, up 32% compared to revenue in first quarter of 2015.

•         Online sales increased 116% over the prior quarter.

•         Second quarter operating profit of $532,995.

•         Gain on the sale of three subsidiaries of $1.4 million.

•         Year-to-date cash provided by operating activities of $920,697.

Commenting on results in the latest quarter, Barry Hall, EZJR’s President and Chief Executive Officer and CFO, said, "Our growth in sales during the quarter resulted solely from an increase on-line sales. Compared to the first quarter where online sales comprised 30.1% of revenues, online sales in the second quarter were 49% of revenues. We have seen witnessed this trend throughout 2015 and anticipate it will continue for the immediate future." Hall, continued, “Having said that, we also believe that continuing to expand the geographical footprint of our brick-and-mortar stores will not only enhance our brand but will also feed customers to the herimporst.com Website. Finally,” Hall concluded, “we finalized the sale of three subsidiaries for a one-time gain of $1.4 million. This sale will allow us to focus on our core business and should also help increase future cash flows.”

Fiscal 2014 Second Quarter Results: Total revenues for the 2015 second quarter was $3.53 million compared to $2.67million for the first quarter of 2015, a quarter-to-quarter increase of 32%. All sales resulted from the Company’s Selling and Marketing Agreement with Her Holding Inc. Gross profit for the 2015 second quarter was $1.8 million, an increase of $413,336, attributable to higher revenue. The gross margin was 49.8% in the 2015 second quarter, essentially flat when compared to a gross margin of 50.4% in the 2015 first quarter. Income from operations rose 14.3% to $532,995 for the 2015 second quarter as the Company had a significant increase in online advertising expense and store employee payroll. Also, during the 2015 second quarter the Company recognized a gain on the sale of subsidiaries of $1.4 million which resulted in net income for the 2015 second quarter of $1.75 million versus $203,004 for the 2015 first quarter.

About EZJR, Inc.: EZJR’s primary business is to improve the sales performance of brands, products and services by way of our proprietary eCommerce platform. Our unique methodology minimizes the cost of generating leads and then maximizes the conversion of those leads into customers. After the initial sale, EZJR utilizes a process for increasing the lifetime value of those customers through quality content, support, and additional offerings.

In October 2014, EZJR entered into a Marketing and Selling Agreement, with Her Holdings, Inc., a retailer of human hair extensions, marketed under the brand name Her Imports. Under the agreement EZJR generates customer leads through email marketing campaigns, online advertising and social media and various affiliate marketing campaigns. EZJR sells Her Imports products online and in store locations throughout the U.S.

Forward Looking Statements:  Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EZJR, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. EZJR, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by applicable securities laws. For more information, please refer to EZJR, Inc.’s financial statements as filed with the Securities and Exchange Commission.

For Investor Relations Contact:

Paramount Advisors, LLC

Michael Irving

(407) 878-5462

mike@parvise.com